Exhibit 10.11

EMPLOYMENT CONTRACT

Party A(Employer)：Hangzhou MYL Business Administration Consulting Co., Ltd.
Residence：                Legal representative：Kaien LIANG
Party B (Employee)：Chiayeh LIN,      Gender:   ID card No.：
Educational background:                      Address:

    In accordance with the Employment Law of the People’s Republic of China (“PRC”), the Employment Contract Law of the PRC and other applicable laws regulations and rules, the Parties, on the basis of equality, free will, and mutual negotiation, have entered into this contract on the terms and conditions set forth as follows.

I. Type and Term of contract

(I) Type and Term of contract

1.
Employment contract of indefinite term: commencing on April 1, 2009 until the occurrence of any of the circumstances for termination of contract as provided for by the applicable laws or as mutually agreed.

II.	Description of work, Place of work, and requirements

Party B shall act as Executive_, with the place of work at Hangzhou.

Party B shall work to the satisfaction of Party A. Subject to mutual negotiation and agreement, the position and the place of work may be changed, as Party A requests.

III.	Working hours, break, and leave

(I)	The following working hours system No.1 shall apply:

1.	Standard working hours system, i.e., Party B works for no more than 8 hours every day, no more than 40 hours every week, and at least one day on leave every week.

2.	indefinite working hours system approved by the pertinent administration for employment; or

3.	comprehensive working hours system approved by the pertinent administration for employment.

The pay shall be made every ___/__.

(II)
Party B may work overtime, provided that Party B must make prior application and implement of overtime work may be made only after approval by Party A. The overtime work shall, generally, be less than one hour every day, or at most three hours every day for special reason, but never more than 36 hours every month. Party A shall guaranty that Party B enjoys the rights on breach and leave.

(IV)	Pay, manner and time for payment

(I)	The pay for Party A in the probation period shall be RMB /

(II)
After the probation period, the monthly pay for Party B shall be RMB8,000, on condition that Party B shall render normal service during the statutory working hours.

With regard to increase/decrease of salary, bonus, subsidy, allowance, overtime pay, and payment of the pay under special circumstances, the applicable laws and regulations as well as the rules lawfully made by Party A shall apply. The pay Party A paid to Party B shall be no less than the local standard of minimum wage.

(III)	Party A shall, on the 15th day of every month, deliver the pay in cash to Party B without delay.

(IV)	Party A shall deliver the pay for Party B during such period when Party B is on leave in statutory holidays and lawfully participates in social activities.

V.	Social Insurance and Welfare

Party A shall lawfully procure the social insurances for Party B, and pay the fees on social insurance. The part of such fees on social insurance payable from Party B shall be withheld from the pay for Party B and be transmitted by Party A.

V.	labor protection, labor conditions, and prevention from occupational danger

The Parties shall abide by the applicable national regulations in respect of safe operation, labor protection and prevention of occupational disease. Information on occupational danger relevant to the type of work shall be specified in the contract. Party A shall ensure suitable working facilities, apparatus and other conditions for the purpose of labor protection. Party B shall strictly observe all rules on safe operation. Party A must voluntarily implement the national regulations in respect of special protection of women employees and minor employees.

VII.	Amendment, revocation, and termination of Employment contract

(I)
Subject to mutual negotiation and agreement by both parties, part of the provisions herein may be amended. Such amendment shall be made in form of a written agreement, which each of the parties holds one original.

(II)	the employment contract may be revoked subject to mutual agreement by the Parties.

(III)
Party B may revoke the employment contract by sending to Party A a 30-day prior written notice. Party B may revoke the employment contract in the probation period by sending to Party A a 3-day prior written notice.

(IV)	Party B may revoke the employment contract under any of the following circumstances:

1.	Party A fails to provide the labor protection facility and labor conditions as agreed under the employment contract;

2.	Party A fails to deliver the pay in full on a timely basis;

3.	Party A fails to lawfully pay the fees on social insurance for Party B;

4.	Party A’s rules and systems violate the applicable laws and regulations to the detriment of the interest of Party B;

5.	In signing or amending the employment contract, Party A involves fraud, threat, or taking advantage of unfavorable position of Party B, and thus makes the contract invalid; or

6.	any other circumstance by virtue of which Party B shall be entitled to revoke the employment contract as provided for in the applicable laws and regulations.

Where Party A involves forced labor by means of violence, threat, or illegal restriction of personal freedom, or Party A, in breach of the regular operation rules, forces Party B to work in danger, thus exposing Party B to possible personal injury, Party B may revoke the employment contract with immediate effect without sending prior notice to Party A

(V)	Under any of the following circumstances, Party A may revoke the employment contract:

1.	Party B is proved incompetent in the probation period according to the description of competence for recruitment.

2.	Party B seriously breaches any labor discipline or rules and systems of Party A.

3.	Party B involves serious breach of duty or jobbery that causes serious damage to Party A’s interest.

4.	Party B also maintains employment relation with other employers, which seriously affect the completion of task dispatched by Party A, or Party B refuses to remedy so after being notified by Party A.

5.
Party B involves in fraud, threat, or taking advantage of unfavorable position of Party A in procuring Party A to sign or amend the employment contract against the actual intentions of Party A, and thus makes the contract invalid.

6.	Party B is lawfully imposed with any criminal punishment.

(VI)
Under any of the following circumstances, Party A may revoke the contract, subject to a 30-day prior written notice to Party B or additional payment at one month’s pay fixed hereunder in substitution of such 30-day prior notice:

1.
Party B suffers a disease or gets injured rather than an industrial injury, and is competent for neither the original position nor any new position dispatched by Party A upon the completion of the medical treatment period;

2.	Party B is proved to be incompetent for the current position and keeps incompetent after training or shift of position, or refuses such shift of position;

3.
the Employment contract becomes non-performable because of substantial change in the objective circumstance based on which the contract is signed, and the parties fail to reach an agreement on amendment of the contract despite mutual negotiation.

(VII)
Party A may revoke the employment contract, in case that Party A has to reduce the employees, despite amendment of the employment contract, because of its reorganization under the Law on Enterprise Bankruptcy, or seriously unfavorable position in operation; or its shift to new business, major technical renovation, or change of business mode; or the employment contract becomes non-performable because of substantial change in the objective economic circumstance based on which the contract is signed, provided, however, that Party A shall explain to and consider the opinions of the trade union or all the employees 30 days in advance, and lodge to the administration for employment the written report on the plan of reduction of employees.

(VIII)	Under any of the following circumstances, the contract shall terminate:

1.	upon the expiration of the contract;

2.	Party B is entitled to claim the pension;

3.	Party B dies, or is declared dead or missing with an order by the People’s Court;

4.	Party A is lawfully declared bankrupt, revoked with the business license, ordered to shut up, dissolved, or voluntarily dismisses; or

5.	under any other circumstance as provided for under applicable laws and regulations

(IX)	The employment contract shall survive its expiration date until the elimination of any of the following circumstances:

1.
before medical examination on occupational disease for resigning employees, or in the course of diagnosis or monitoring period for suspect patient of occupational disease, if Party B works with exposure to occupational disease;

2.	suffers an occupational disease in the course of working for Party A, or an industrial injury and is evaluated to lose the working capacity, partly or wholly;

3.	in the stipulated medical treatment period after suffering a disease or an injury other than an industrial injury;

4.	(for a female employee) in the periods of pregnancy, confinement, or lactation;

5.	works for Party A for consecutive 15 years, and may retire in less than 5 years according to the statutory age of retirement;

6.	any other circumstance as provided for under applicable laws and regulations.

VIII.	Breach of contract liability

In case that Party A illegally revokes or terminates the employment contract, Party A shall pay Party B the financial damages; in case that Party B illegally revokes the employment contract, thus causing Party A to suffer any economical loss, Party B shall be liable to the loss therefrom.

IX.	other issues:

X.	miscellaneous

1.
Any dispute arising out of the performance of the employment contract may be lawfully referred to the pertinent local authorities at the place where Party A is located, for mediation, arbitration and lawsuit.

2.	As for anything unspecified herein, the applicable national regulations and rules shall apply.

3.	In case of discrepancy between this contract and any national laws and regulations to be promulgated in future, the latter shall prevail.

4.	The contract is lawfully concluded, and takes effect upon signature / seal affixed by the Parties, which the Parties shall strictly abide by.

5.	The contract is made out in duplicate, one of which for each of the Parties.

Party A (seal)： Hangzhou MYL Business Administration Consulting Co., Ltd (Legal representative/ executive): Date of signing：	Party B（signature）：Chiayeh LIN, Date of signing：